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       AMENDMENT NO. 1, dated as of December 28, 1998, to the Agreement and
Plan of Merger, dated as of December 2, 1998 (the "Agreement"), by and among Key Components, LLC, a Delaware limited liability company ("Parent"), KCI Acquisition Corp., a Delaware corporation ("Purchaser"), and Valley Forge Corporation, a Delaware corporation (the "Company").

                                    RECITALS

         WHEREAS, pursuant to Section 2.10 of the Agreement (terms defined in the Agreement being used herein as therein defined), all outstanding Stock Options, whether or not then exercisable or vested, will, subject to the Company's receipt of any required Option Consents, be canceled, and the holders thereof shall be entitled to receive from the Company, for each Share subject to such Stock Option, in settlement and cancellation thereof, an amount in cash equal to the excess, if any, of the Per Share Merger Consideration over the exercise price per share of such Stock Option;

         WHEREAS, the Company's Amended and Restated 1987 Stock Option Plan (the "Plan") provides that upon the effective date of a Triggering Event (as defined in the Plan), any Stock Option or portion thereof not exercised shall terminate, unless provision is made in connection with the Triggering Event for the assumption of options theretofore granted, or substitution for such Stock Options of new options covering stock a successor employer corporation or a parent or subsidiary corporation thereof, solely at the option of such successor corporation or parent or subsidiary corporation with appropriate adjustments as to number and kind of shares and prices; and

         WHEREAS, the Parent and the Purchaser wish to make available to certain holders of Stock Options the right to elect to have substituted for such Stock Options stock appreciation rights in Key Components, Inc., a New York corporation ("KCI") and the sole member of Parent granted under the 1998
Long Term Incentive Plan of KCI, as amended, and the Company wishes to enable such holders to accept such offers;

         NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

         1. Section 2.10 of the Agreement is hereby amended to read in its entirety as follows:

         2.10 OPTIONS AND OTHER PURCHASE RIGHTS. (a) EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.10(B), ALL OUTSTANDING OPTIONS AND OTHER RIGHTS TO ACQUIRE SHARES GRANTED TO EMPLOYEES UNDER ANY STOCK OPTION OR PURCHASE PLAN, COMMITMENT, PROGRAM OR SIMILAR ARRANGEMENT OF THE COMPANY (EACH, AS AMENDED, AN "OPTION PLAN" AND, SUCH OPTIONS AND OTHER RIGHTS, "STOCK OPTIONS"), WHETHER OR NOT THEN EXERCISABLE OR VESTED, WILL, SUBJECT TO THE COMPANY'S RECEIPT OF ANY REQUIRED CONSENTS ("OPTION CONSENT") OF HOLDERS OF STOCK OPTIONS, BE CANCELED, AND THE HOLDERS THEREOF SHALL BE ENTITLED TO RECEIVE FROM THE COMPANY, FOR EACH SHARE SUBJECT TO SUCH STOCK OPTION, IN SETTLEMENT AND CANCELLATION THEREOF, AN AMOUNT IN CASH EQUAL TO THE EXCESS, IF ANY, OF THE PER SHARE MERGER



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         CONSIDERATION OVER THE EXERCISE PRICE PER SHARE OF SUCH STOCK OPTION,
         WHICH AMOUNT SHALL BE PAID BY THE COMPANY AT THE EFFECTIVE TIME; PROVIDED, THAT WITH RESPECT TO ANY PERSON SUBJECT TO SECTION 16 OF THE EXCHANGE ACT, ANY SUCH AMOUNT SHALL BE PAID AS SOON AS PRACTICABLE AFTER THE FIRST DATE PAYMENT CAN BE MADE WITHOUT LIABILITY TO SUCH PERSON UNDER SECTION 16(b) OF THE EXCHANGE ACT. THE FOREGOING PAYMENTS SHALL BE SUBJECT TO ALL WITHHOLDING TAX REQUIREMENTS.

         (b) NOTWITHSTANDING THE PROVISIONS OF SECTION 2.10(a) HEREOF, PARENT AND PURCHASER MAY OFFER TO ONE OR MORE HOLDERS OF STOCK OPTIONS THE RIGHT TO HAVE SUBSTITUTED FOR THE STOCK OPTIONS OF SUCH HOLDERS STOCK APPRECIATION RIGHTS ("SUBSTITUTE SARs") GRANTED BY KEY COMPONENTS, INC., A NEW YORK CORPORATION("KCI") AND THE SOLE MEMBER OF PARENT, GRANTED UNDER THE 1998 LONG TERM INCENTIVE PLAN OF KCI, ON SUCH TERMS AND CONDITIONS, INCLUDING LIMITATIONS ON THE AGGREGATE AMOUNT OF SUBSTITUTE SARs TO BE OFFERED AND OVER-ALLOTMENT PROCEDURES, AS KCI MAY IN ITS SOLE DISCRETION DETERMINE. HOLDERS OF ANY STOCK OPTIONS FOR WHICH SUBSTITUTE SARs SHALL HAVE BEEN SUBSTITUTED ON OR BEFORE THE EFFECTIVE TIME SHALL NOT BE ENTITLED TO RECEIVE ANY AMOUNT IN SETTLEMENT AND CANCELLATION THEREOF PURSUANT TO SECTION 2.10(a), AND UPON SUCH SUBSTITUTION SUCH STOCK OPTIONS SHALL CEASE TO BE OUTSTANDING.

         (c) THE COMPANY WILL USE REASONABLE EFFORTS TO OBTAIN OPTION CONSENTS TO THE CANCELLATION OF STOCK OPTIONS IN ACCORDANCE WITH THIS SECTION
         2.10. THE COMPANY WILL GIVE ALL HOLDERS OF STOCK OPTIONS THE NOTICE REQUIRED FOR ALL STOCK OPTIONS THAT ARE NOT SO CANCELED TO TERMINATE AND CEASE TO BE EXERCISABLE AT THE EFFECTIVE TIME.

         2. Except as amended hereby, the Agreement shall remain in full force and effect.

         3. This Amendment No. 1 may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to constitute one and same instrument.

         4. This Amendment No. 1 shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to applicable principles of conflicts of laws.



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                                        [signature page to Amendment No. 1]


         IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date first above written.

                                   VALLEY FORGE CORPORATION


                                   By: /s/ DAVID R. BRINING
                                      ------------------------------------------
                                      Name: David R. Brining
                                      Title: President and Chief
                                              Executive Officer



                                   KEY COMPONENTS, LLC


                                   By: /s/ CLAY B. LIFFLANDER
                                      ------------------------------------------
                                      Name: Clay B. Lifflander
                                      Title: President



                                   KCI ACQUISITION CORP.


                                   By: /s/ CLAY B. LIFFLANDER
                                      ------------------------------------------
                                      Name: Clay B. Lifflander
                                      Title: President